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                                                                    Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-118278) and related Prospectus of Gundle/SLT Environmental, Inc. and to the inclusion of our report therein dated January 28, 2004, with respect to the consolidated financial statements and the related schedule of Gundle/SLT Environmental, Inc. for the three year period ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Houston, TX
October 5, 2004